Exhibit 10.1

Share Pledge Agreement

This Share Pledge Agreement (this “Agreement”) has been executed by and among the following parties on August 24, 2021 in Nanjing, the People’s Republic of China (“China” or the ” PRC”):

Party A:	Nanjing Dingxu Xinhui Technology Co. Ltd. (hereinafter “Pledgee”), a wholly foreign owned enterprise with limited liability which is incorporated and established in Nanjing City, China, with its registered address at Room 501, Building 12 Ideal Mingyuan, No. 88, Gaotang Road, Moling Street, Jiangning District, Nanjing City;

Party B:	Weiming Jin and Xin Jin (collectively referred as the “The Pledgors”) are natural persons in China; and

Party C:	Jiangsu Easy Parking Intelligent Technology Co., Ltd., a limited liability company incorporated and established in Nanjing City, China, with its registered address at Building l, No.7 Yingcui Road, Moling Street, Jiangning District, Nanjing City.

In this Agreement, each of Pledgee, Pledgors and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties “.

Whereas:

1. The Pledgors are natural persons in China, and hold 100% of the equity interest of Party C;

2. The Pledgee is a wholly foreign-owned enterprise registered in China. The Pledgee and Party C have executed the Business Cooperation Agreement (set out below) in Nanjing;

3. Party C is a limited liability company registered in Nanjing, China. Party C intend to hereby acknowledge the respective rights and obligations of the Pledgors and the Pledgee under this Agreement, and provide any necessary assistance in registering the Pledge (set out below);

4. To ensure that Party C fully performs its obligations under the Exclusive Busines. Cooperation Agreement and pay the service fees thereunder to the Pledgee when the same becomes due, the Pledgors hereby pledge to the Pledgee all of the equity interest he holds in Party C as security for payment of the service fees by Party C under the Business Cooperation Agreement (set out below).

To perform the provisions of the Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	Pledge: shall refer to the security interest granted by the Pledgors to the Pledgee pursuant to Section 2 of this Agreement, i.e., the right of the Pledgee to be compensated on a preferential basis for the proceeds from the conversion, auction or sales of the Equity Interest.

1.2	Equity Interest: shall refer to all of the equity interest lawfully held now and hereafter acquired by the Pledgors in Party C.

1.3	Term of Pledge: shall refer to the term set forth in Section 3 of this Agreement.

1.4	Business Cooperation Agreement: shall refer to an exclusive business cooperation agreement executed by and between Party C and the Pledgee on August 24, 2021.

1.5	Event of Default: shall refer to any of the circumstances set forth in Section 7 o1 this Agreement.

1.6	Notice of Default: shall refer to the notice issued by the Pledgee in accordance with this Agreement declaring an Event of Default.

2.	The Pledge

As collateral security for the timely and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) by Party C of any 01 all of the payments , including without limitation the service fees payable to the Pledgee under the Business Cooperation Agreement , the Pledgors hereby pledge ta the Pledgee a first security interest in all of the Pledgors’ right, title and interest, whether now owned or hereafter acquired by the Pledgors , in the Equity Interest of Party C.

3.	Term of Pledge

3.1	The Pledge shall become effective on such date when the pledge of the Equity Interest contemplated herein has been registered with relevant administration f01 industry and commerce (the “AIC”). The Pledge shall be continuously valid until all payments due under the Business Cooperation Agreement have been fulfilled by Party C. The Pledgors and Party C shall (1) register the Pledge in the shareholders’ register of Party C within 3 business days following the execution of this Agreement, and (2) submit an application to the AIC for the registration of the Pledge of the Equity Interest contemplated herein within 15 business days following the execution of this Agreement. The parties covenant that for the purpose of registration of the Pledge, the parties hereto and all othe1 shareholders of Party C shall submit to the AIC this Agreement or an equity interest pledge contract in the form required by the AIC at the location of Party C which shall truly reflect the information of the Pledge hereunder (the “AIC Pledge Contract”). For matters not specified in the AIC Pledge Contract, the Parties shall be bound by the provisions of this Agreement. The Pledgors and Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant AIC, to ensure that the Pledge of the Equity Interest shall be registered with the AIC as soon as possible after filing.

3.2	During the Term of Pledge, in the event Party C fails to pay the service fees in accordance with the Business Cooperation Agreement, the Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

4.	Custody of Records for Equity Interest subject to Pledge

4.1	During the Term of Pledge set forth in this Agreement, the Pledgors shall delive1 to the Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within one week from the execution of this Agreement. The Pledgee shall have custody of such item s during the entire Term of Pledge set forth in this Agreement.

4.2	The Pledgee shall have the right to collect any and all dividends declared or generated in connection with the Equity Interest during the Term of Pledge.

5.	Representations and Warranties of the Pledgors

5.1	The Pledgors are the so le legal and beneficial own er of the Equity Interest.

5.2	The Pledgee shall have the right to dispose of and transfer the Equity Interest in I accordance with the provisions set forth in this Agreement.

5.3	Except for the Pledge, the Pledgors have not placed any security interest or other encumbrance on the Equity Interest.

6.	Covenants and Further Agreements of the Pledgors

6.1	The Pledgors hereby covenant to the Pledgee, that during the term of this Agreement, the Pledgors shall:

6.1.1	not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest, without the prior written consent of the Pledgee, except for the performance of the Exclusive Option Agreement executed by the Pledgors, the Pledgee and Party C on the execution date of this Agreement ;

6.1.2	comply with the provisions of all law s and regulations applicable to the pledge of rights, and within five (5) days of receipt of any notice, order or recommendation issued or prepared by the relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to the Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon the Pledgee’s reasonable request or upon consent of the Pledgee;

6.1.3	promptly notify the Pledgee of any event or notice received by the Pledgors that may have an impact on the Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by the Pledgors that may have an impact on any guarantees and other obligations of the Pledgors arising out of this Agreement.

6.2	The Pledgors agree that the rights acquired by the Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by the Pledgors or any heirs or representatives of the Pledgors or any other persons through any legal proceedings.

6.3	To protect or perfect the security interest granted by this Agreement for payment of the service fees under the Business Cooperation Agreement, the Pledgors hereby undertake to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/01 covenant s required by the Pledgee. The Pledgors also undertake to perform and to cause other parties who have an interest in the Pledge to perform actions required by the Pledgee, to facilitate the exercise by the Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with the Pledgee or designee(s) of the Pledgee (natural persons/ legal persons). The Pledgors undertake to provide the Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by the Pledgee.

6.4	The Pledgors hereby undertake to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises,agreements, representations and conditions, the Pledgors shall indemnify the Pledgee for all losses resulting therefrom.

7.	Event of Breach

7.1	The following circumstances shall be deemed Event of Default:

7.1.1	Party C fails to fully and timely fulfill any liabilities under the Business Cooperation Agreement, including without limitation failure to pay in full any of the service fees payable under the Business Cooperation Agreement or breaches any other obligations of Party C thereunder;

7.1.2	The Pledgor s or Party C have committed a material breach of any provisions of this Agreement;

7.1.3	Except as expressly stipulated in Section 6.1.1, the Pledgors abandon the Equity Interest pledged or assign or purport to assign the Equity Interest pledged without the written consent of the Pledgee; and

7.1.4	The successor or custodian of Party C is capable of only partially perform or refuses to perform the payment obligations under the Business Cooperation Agreement.

7.2	Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, the Pledgors shall immediately notify the Pledgee in writing accordingly.

7.3	Unless an Event of Default set forth in this Section 7.1 has been success fully resolved to the Pledgee’s satisfaction within twenty (20) days after the Pledgee delivers a notice to the Pledgors requesting ratification of such Event of Default, the Pledgee may issue a Notice of Default to the Pledgors in writing at any time thereafter, demanding the Pledgors to immediately dispose of the Pledge in accordance with the provisions of Article 8 of this Agreement.

8.	Exercise of Pledge

8.1	Prior to the full payment of the service fees described in the Business Cooperation Agreement, without the Pledgee’s written consent, the Pledgors shall not assign the Pledge or the Equity Interest in Party C.

8.2	The Pledgee may issue a Notice of Default to the Pledgors when exercising the Pledge.

8.3	Subject to the provisions of Section 7.3, the Pledgee may exercise the right to enforce the Pledge at any time after the issuance of the Notice of Default in accordance with Section 7.2. Once the Pledgee elects to enforce the Pledge, the Pledgors shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4	In the Event of Default, the Pledgee is entitled to dispose of the Equity Interest pledged in accordance with the applicable PRC laws. Only to the extent permitted under the applicable PRC laws, the Pledgee has no obligation to account to the Pledgors for proceeds of disposition of the Equity Interest, and the Pledgors hereby waive any rights they may have to demand any such accounting from the Pledgee; Likewise, in such circumstance the Pledgors shall have no obligation to the Pledgee for any deficiency remaining after such disposition of the Equity Interest pledged.

8.5	When the Pledgee disposes of the Pledge in accordance with this Agreement, the Pledgors and Party C shall provide necessary assistance to enable the Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Assignment

9.1	Without the Pledgee’s prior written consent, the Pledgors shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2	This Agreement shall be binding on the Pledgors and its successors and permitted assigns, and shall be valid with respect to the Pledgee and each of it5 successors and assigns.

9.3	At any time, the Pledgee may assign any and all of its rights and obligations under the Business Cooperation Agreement to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of the Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon the Pledgee’s request, the Pledgors shall execute relevant agreements or other documents relating to such assignment.

9.4	In the event of a change in the Pledgee due to an assignment, the Pledgors shall, at the request of the Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and register the same with the relevant AIC.

9.5	The Pledgors shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Exclusive Option Agreement and the Power of Attorney granted to the Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of the Pledgors with respect to the Equity Interes1 pledged hereunder shall not be exercised by the Pledgors except in accordance with the written instructions of the Pledgee.

10.	Termination

Upon the full payment of the service fees under the Business Cooperation Agreement and upon termination of Party C’s obligations under the Business Cooperation Agreement, this Agreement shall be terminated, and the Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

11.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but no1 limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

12.	Confidentiality

The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except fo1 the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided tha1 such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

13.	Governing Law and Resolution of Disputes

13.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the law s of China.

13.2	In the event of an y dispute with respect to the construction and performance o1 this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party’s request to the other Parties for resolution o1 the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Hangzhou, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

13.3	Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agree men1 shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.	Notices

14.1	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-ma il. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.2	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of receipt or refusal at the address specified for notices.

14.3	Notices given by facsimile transmission shall be deemed effectively given on the date of successful trans miss io n (as evidenced by an automatically generated confirmation of transmission).

14.4	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Nanjing Dingxu Xinhui Technolo gy C o. Ltd.

Address: Room 501, Building 12, Ideal Mingyuan, No. 88 Gaotang Road,

Moling Street, Jiangning District, Nanjing City

Attn: Chao Chen

Phone: 19962017631

Facsimile: 025-85305277

Party B: Weiming Jin , Xin Jin

Attn: Weiming Jin

Address: Building 1, No.7 Yingcui Road, Moling Street, Jiangning District, Nanjing city

Phone: 13309312234

Facsimile: 025-85305277

Attn: Xin Jin

Phone: 16623060872

Facsimile: 025-85305277

Party C: Jiangsu Easy Parking Intelligent Technology Co., Ltd.

Address: Building 1, No.7, Yingcui Road, Moling Street, Jiangning District, Nanjing city

Attn: Weiming Jin

Phone: 13309312234

Facsimile: 025-85305277

14.5	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.	Severability

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intention s of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.	Attachments

The attachments set forth herein shall be an integral part of this Agreement.

17.	Effectiveness

17.1	Any amendment s, changes and supplements to this Agreement shall be in writing and shall become effective upon the affixation of the signatures or seals of the Parties and completion of the governmental filing procedures (if applicable).

17.2	This Agreement is written in Chinese and English in three copies. The Pledgors, the Pledgee and Party C shall hold one copy respectively. Each copy of this Agreement shall have equal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Agreement as of the date first above written.

Party A: Nanjing Dingxu Xinhui Technolo gy C o. Ltd.

By:	/s/ Chao Chen
Title:	Legal Representative

Party B: Weiming Jin and Xin Jin

By:	/s/ Weiming Jin

/s/ Xin Jin

Party C: Jiangsu Easy Parking Intelligent Technology Co., Ltd.

By:	/s/ Xin Jin
Title:	Legal Representative